GUARANTY

Healthcare of Today, Inc., a California corporation ("Guarantor") executes this Guaranty (this "Guaranty") in favor of Allezoe Medical Holdings, Inc. ("Allezoe") as of February 29, 2012.

BACKGROUND

A.

Simultaneously with the execution of this Guaranty, Allezoe is entering into a Stock Transfer Agreement (as the same may be amended, supplemented or restated from time to time, the "Transfer Agreement") with Guarantor, pursuant to which Allezoe will transfer and convey to Allezoe all of the shares of Organ Transport Systems, Inc., a Nevada corporation (“OTS”), representing all of the issued and outstanding shares of OTS.  Capitalized terms not defined in this Guaranty have the meanings given in the Loan Agreement; and

B.

OTS is indebted to Allezoe in the amount of $469,826.92 for funds advanced by Allezoe to OTS to support its operations (the “Debt”); and

C.

Allezoe previously assumed certain debt from OTS, primarily representing unpaid salaries accrued by OTS to its officers, with a total principal balance due of $1,474,945.97, plus accrued interest of $158,961.84 as more fully described on Schedule 1 (the “OTS Debts”); and

C.

Guarantor owns directly or indirectly all of the stock of OTS as a result of the closing of the Transfer Agreement and will benefit in a direct and substantial way from the repayment of the Debt and the OTS Debt (collectively the “Liabilities”); and

D.

Guarantor is executing this Guaranty as an inducement to Allezoe to enter into the Transfer Agreement and in consideration of loans, advances and financial accommodations previously made by Allezoe to or for the benefit of OTS.

BASED ON THE FOREGOING and other good and valuable consideration, the receipt and adequacy of which is acknowledged, Guarantor agrees as follows:

TERMS AND CONDITIONS

Table of Contents

      1.
      Guaranty.   Guarantor absolutely, unconditionally and irrevocably guaranties the full, complete and prompt payment and performance of all of the Obligations as primary obligor and not merely as surety, whether by acceleration or otherwise.   For certainty, the term "Obligations" as used in this Guaranty means the Debt and the OTS Debts, collectively referred to as the Liabilities, together with all existing and future loans, advances, debts, obligations and liabilities of OTS to Allezoe (including interest which is or will be payable by OTS), direct and indirect, contingent and absolute, however arising or created, whether joint, several or joint and several, acquired by assignment, purchase or otherwise.   This Guaranty is a guaranty of payment and not of collection.   Therefore, Allezoe can insist that Guarantor pay immediately, and Allezoe is not required to attempt to collect first from OTS, any collateral, or any other person liable for the Obligations.   The obligations of Guarantor under this Guaranty are unconditional and absolute, regardless of the unenforceability of any provision of any agreement between OTS and Allezoe, or the existence of any defense, setoff or counterclaim which OTS may assert.   Guarantor is jointly and severally liable with any other guarantor of the Obligations.   If Allezoe
      2.
      Action Regarding OTS.   Allezoe can take any action against OTS, any collateral, or any other person liable for any of the Obligations it deems appropriate without the consent or approval of Guarantor.   Allezoe can release OTS or anyone else from the Obligations, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral.   Allezoe does not have to exercise any rights that they have against OTS or anyone else, or make any effort to realize on any collateral or right of set-off before enforcing its rights under this Guaranty.   If OTS requests additional loans or any other benefit, Allezoe may grant it and Allezoe may grant renewals, extensions, modifications and amendments of the Obligations and otherwise deal with OTS or any other person as Allezoe sees fit and as if this Guaranty were not in effect.   Guarantor's obligations under this Guaranty will not be released or affected by (a) any act or omission of Allezoe, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of OTS, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting OTS or any of their assets, or (c) any change in the composition or structure of OTS or Guarantor, including a merger or consolidation with any other person or entity.
      3.
      Rights Of Subrogation.   Guarantor agrees not to enforce any rights of subrogation, contribution, setoff, counterclaim or indemnification that it has or may acquire in the future against OTS, any entity liable for the Obligations, or any collateral, until the Obligations (other than contingent indemnification obligations) are fully and indefeasibly paid and Allezoe has no further obligation to make loans or advances to OTS.
      4.
      Waivers.   Guarantor:
      5.
      Understanding Regarding Waivers.   Guarantor warrants and agrees that each of the waivers set forth above is made to induce Allezoe to enter into the Transfer Agreement and that without all of the waivers, Allezoe is unwilling to transfer OTS to Guarantor on the terms set forth in the Transfer Agreement.   Guarantor acknowledges that the waivers set forth above are made with full knowledge of the significance and consequences thereof and that, under the circumstances, the waivers are reasonable and not contrary to applicable law.   It is the intent of Guarantor that the waivers in this Guaranty be enforced to the fullest extent permitted under applicable law, however if any such waiver is determined to be unenforceable under applicable law, if possible, such waiver will deemed modified to the extent necessary to comply with applicable law.
      6.
      Reinstatement.   Guarantor agrees that if any payments to Allezoe on the Obligations are in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and Allezoe's interest in any collateral of Guarantor will remain in full force and effect (or be reinstated as the case may
      7.
      Representations By Guarantor.   Guarantor represents: (a) that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this Guaranty is a valid and binding agreement, enforceable according to its terms; and (c) that all financial statements furnished to Allezoe are accurate in all material respects and fairly reflect Guarantor's financial condition on its effective dates, including contingent obligations of every type required to be disclosed therein, which financial condition has not changed materially and adversely since those dates.   Guarantor further represents that it has the requisite power and authority to execute and deliver, and to perform its obligations under this Guaranty.
      8.
      Collateral.   This Guaranty is secured by the collateral granted to Allezoe at any time (including under the Security Agreement and the Securities Pledge Agreement executed by Guarantor in connection with the Guaranty) and by any assets of Guarantor which now or in the future is in Allezoe's custody, possession or control, and any amounts owing by Allezoe to Guarantor.
      9.
      OTS’ Financial Condition.   Guarantor is fully aware of the financial condition of OTS.   Guarantor is delivering this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of Allezoe with respect to the Obligations as they may now or in the future exist.   Guarantor is in a position to obtain, and assumes full responsibility for, obtaining from time to time any additional information concerning OTS’ financial condition as Guarantor deems material to its obligations under this Guaranty. Guarantor is not relying upon or expecting Allezoe to furnish Guarantor any information in Allezoe's possession, from time to time, concerning OTS’ financial condition or the Obligations.
      10.
      Reporting.   Guarantor will provide Allezoe the following:
      11.
      Notices.   Notice from one party to another relating to this Guaranty will be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address or facsimile number set forth under its name by any of the following means: (a) hand delivery, (b) Federal Express, or like overnight courier service, or (c) facsimile transmission with request for assurance of receipt in a manner typical with respect to communications of that type; provided, however, any notices given by facsimile transmission must be followed by prompt notice sent via first class or express mail, postage prepaid.   Notice
      12.
      Law And Judicial Forum That Apply.   This Guaranty is governed by Florida law.   Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty shall be brought in any court in Palm Beach County, Florida or of the United States of America for the Southern District of Florida, as Allezoe in its sole discretion may elect.   By the execution and delivery of this Guaranty, Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction and venue of those courts; Guarantor also agrees that if Guarantor institutes litigation against Allezoe, the only proper jurisdiction and venue will be in courts of the United States of America in the Southern District of Florida or in State courts in Palm Beach County, Florida.   Guarantor waives any claim that the referenced courts are not convenient forum or the proper venue for any suit, action or proceeding.
      13.
      General Provisions.
      14.
      Waiver Of Jury Trial.   ALLEZOE AND GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER PROCEEDINGS BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE OTHER.   NEITHER ALLEZOE NOR GUARANTOR WILL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.   THIS WAIVER OF JURY TRIAL SHALL NOT BE DEEMED TO HAVE BEEN

1.

Guaranty.  Guarantor absolutely, unconditionally and irrevocably guaranties the full, complete and prompt payment and performance of all of the Obligations as primary obligor and not merely as surety, whether by acceleration or otherwise.  For certainty, the term "Obligations" as used in this Guaranty means the Debt and the OTS Debts, collectively referred to as the Liabilities, together with all existing and future loans, advances, debts, obligations and liabilities of OTS to Allezoe (including interest which is or will be payable by OTS), direct and indirect, contingent and absolute, however arising or created, whether joint, several or joint and several, acquired by assignment, purchase or otherwise.  This Guaranty is a guaranty of payment and not of collection.  Therefore, Allezoe can insist that Guarantor pay immediately, and Allezoe is not required to attempt to collect first from OTS, any collateral, or any other person liable for the Obligations.  The obligations of Guarantor under this Guaranty are unconditional and absolute, regardless of the unenforceability of any provision of any agreement between OTS and Allezoe, or the existence of any defense, setoff or counterclaim which OTS may assert.  Guarantor is jointly and severally liable with any other guarantor of the Obligations.  If Allezoe elects to enforce its rights against less than all guarantors of the Obligations (or any portion thereof), that election will not release Guarantor from its obligations under this Guaranty.  The compromise or release of any of the obligations of any of the other guarantors or OTS will not serve to waive, alter or release Guarantor's obligations.  This Guaranty is not conditioned on anyone else executing a guaranty.

2.

Action Regarding OTS.  Allezoe can take any action against OTS, any collateral, or any other person liable for any of the Obligations it deems appropriate without the consent or approval of Guarantor.  Allezoe can release OTS or anyone else from the Obligations, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral.  Allezoe does not have to exercise any rights that they have against OTS or anyone else, or make any effort to realize on any collateral or right of set-off before enforcing its rights under this Guaranty.  If OTS requests additional loans or any other benefit, Allezoe may grant it and Allezoe may grant renewals, extensions, modifications and amendments of the Obligations and otherwise deal with OTS or any other person as Allezoe sees fit and as if this Guaranty were not in effect.  Guarantor's obligations under this Guaranty will not be released or affected by (a) any act or omission of Allezoe, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of OTS, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting OTS or any of their assets, or (c) any change in the composition or structure of OTS or Guarantor, including a merger or consolidation with any other person or entity.

3.

Rights Of Subrogation.  Guarantor agrees not to enforce any rights of subrogation, contribution, setoff, counterclaim or indemnification that it has or may acquire in the future against OTS, any entity liable for the Obligations, or any collateral, until the Obligations (other than contingent indemnification obligations) are fully and indefeasibly paid and Allezoe has no further obligation to make loans or advances to OTS.

4.

Waivers.  Guarantor:

(a)

waives any right it may have to receive notice of the following matters before Allezoe enforces any of its rights: (i) Allezoe's acceptance of this Guaranty, (ii) any loans or advances that Allezoe extends to OTS, (iii) OTS’ default, (iv) any demand, and (v) any action that Allezoe takes regarding OTS, anyone else, any collateral, or any liability, which it might be entitled to by law or under any other agreement.

(b)

waives any right to require Allezoe (i) to continue lending money or to extend other credit to OTS; (ii) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Obligations or of any nonpayment related to any collateral, or notice of any action or non-action on the part of OTS, Allezoe, any surety, endorser, or other guarantor in connection with the Obligations or in connection with the creation of new or additional Obligations; (iii) to resort for payment or to proceed directly or at once against any person, including OTS or any other guarantor; (iv) to proceed directly against or exhaust any collateral held by Allezoe from OTS, any other guarantor, or any other person; (v) to give notice of the terms, time, and place of a public or private sale of personal property security held by Allezoe from OTS or to comply with any other applicable provisions of the Uniform Commercial Code; or (v) to pursue any other remedy within Allezoe's power.

(c)

waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law or any other law which may prevent Allezoe from bringing any action, including a claim for deficiency, against Guarantor, before or after Allezoe's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (ii) any election of remedies by Allezoe which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against OTS for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Obligations; (iii) any disability or other defense of OTS, of any other guarantor, or of any other person, or by reason of the cessation of OTS’ liability from any cause whatsoever, other than payment in full in legal tender, of the Obligations; (iv) any right to claim discharge of the Obligations on the basis of unjustified impairment of any collateral for the Obligations; (v) any statute of limitations, if at any time any action or suit brought by Allezoe against Guarantor is commenced, there are outstanding Obligations of OTS to Allezoe which are not barred by any applicable statute of limitations; (vi) any defenses given to guarantors at law or in equity other than actual full and final payment and performance of the Obligations, and (vii) any other act, omission, event or circumstance which might operate to discharge a guarantor in whole or in part or which might operate as a defense, in whole or in part, to any obligation of a guarantor or which might invalidate, in whole or in part, a guaranty.

(d)

waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by OTS, Guarantor, or both.

(e)

waives the right to assert any claim against Allezoe, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any of the other Loan Documents or any undertaking or transaction contemplated by this Guaranty or the Loan Documents.

5.

Understanding Regarding Waivers.  Guarantor warrants and agrees that each of the waivers set forth above is made to induce Allezoe to enter into the Transfer Agreement and that without all of the waivers, Allezoe is unwilling to transfer OTS to Guarantor on the terms set forth in the Transfer Agreement.  Guarantor acknowledges that the waivers set forth above are made with full knowledge of the significance and consequences thereof and that, under the circumstances, the waivers are reasonable and not contrary to applicable law.  It is the intent of Guarantor that the waivers in this Guaranty be enforced to the fullest extent permitted under applicable law, however if any such waiver is determined to be unenforceable under applicable law, if possible, such waiver will deemed modified to the extent necessary to comply with applicable law.

6.

Reinstatement.  Guarantor agrees that if any payments to Allezoe on the Obligations are in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and Allezoe's interest in any collateral of Guarantor will remain in full force and effect (or be reinstated as the case may

be) and considered unpaid for purposes of this Guaranty until full, final and indefeasible payment of those amounts.

7.

Representations By Guarantor.  Guarantor represents: (a) that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this Guaranty is a valid and binding agreement, enforceable according to its terms; and (c) that all financial statements furnished to Allezoe are accurate in all material respects and fairly reflect Guarantor's financial condition on its effective dates, including contingent obligations of every type required to be disclosed therein, which financial condition has not changed materially and adversely since those dates.  Guarantor further represents that it has the requisite power and authority to execute and deliver, and to perform its obligations under this Guaranty.

8.

Collateral.  This Guaranty is secured by the collateral granted to Allezoe at any time (including under the Security Agreement and the Securities Pledge Agreement executed by Guarantor in connection with the Guaranty) and by any assets of Guarantor which now or in the future is in Allezoe's custody, possession or control, and any amounts owing by Allezoe to Guarantor.

9.

OTS’ Financial Condition.  Guarantor is fully aware of the financial condition of OTS.  Guarantor is delivering this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of Allezoe with respect to the Obligations as they may now or in the future exist.  Guarantor is in a position to obtain, and assumes full responsibility for, obtaining from time to time any additional information concerning OTS’ financial condition as Guarantor deems material to its obligations under this Guaranty. Guarantor is not relying upon or expecting Allezoe to furnish Guarantor any information in Allezoe's possession, from time to time, concerning OTS’ financial condition or the Obligations.

10.

Reporting.  Guarantor will provide Allezoe the following:

(a)

As and when required, any reports and information about or in respect of Guarantor that are required by the Transfer Agreement;

(b)

Within five business days of filing, complete copies of all documents filed by Guarantor with the U.S. Securities and Exchange Commission, if any; and

(c)

As and when reasonably requested by Allezoe, such other and additional information concerning Guarantor or Guarantor's financial condition.

11.

Notices.  Notice from one party to another relating to this Guaranty will be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address or facsimile number set forth under its name by any of the following means: (a) hand delivery, (b) Federal Express, or like overnight courier service, or (c) facsimile transmission with request for assurance of receipt in a manner typical with respect to communications of that type; provided, however, any notices given by facsimile transmission must be followed by prompt notice sent via first class or express mail, postage prepaid.  Notice made in accordance with this section will be deemed delivered on receipt if delivered by hand or facsimile transmission, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

12.

Law And Judicial Forum That Apply.  This Guaranty is governed by Florida law.  Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty shall be brought in any court in Palm Beach County, Florida or of the United States of America for the Southern District of Florida, as Allezoe in its sole discretion may elect.  By the execution and delivery of this Guaranty, Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction and venue of those courts; Guarantor also agrees that if Guarantor institutes litigation against Allezoe, the only proper jurisdiction and venue will be in courts of the United States of America in the Southern District of Florida or in State courts in Palm Beach County, Florida.  Guarantor waives any claim that the referenced courts are not convenient forum or the proper venue for any suit, action or proceeding.

13.

General Provisions.

(a)

This Guaranty represents the entire agreement and understanding of the parties hereto in connection with the subject matter of this Guaranty, and supersedes all prior understandings, written and oral relating to the subject matter hereof.

(b)

No modification or waiver of any terms or conditions of this Guaranty will be effective unless the modification or waiver is in writing and signed by the party against whom it is being enforced

(c)

This Guaranty is binding on Guarantor and its successors and assigns, and will operate to the benefit of Allezoe and its successors and assigns.

(d)

Any waiver by Allezoe must be in writing signed by an authorized representative of Allezoe and any waiver will affect only the specific terms and time period stated in the waiver.

(e)

Allezoe may waive or delay enforcing any of its respective rights without losing them.

14.

Waiver Of Jury Trial.  ALLEZOE AND GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER PROCEEDINGS BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE OTHER.  NEITHER ALLEZOE NOR GUARANTOR WILL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THIS WAIVER OF JURY TRIAL SHALL NOT BE DEEMED TO HAVE BEEN

MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER PARTY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY AN AUTHORIZED REPRESENTATIVE OF ALLEZOE AND GUARANTOR.

"GUARANTOR"
HEALTHCARE OF TODAY, INC. a California corporation
By: /s/ Henry Jan
Henry Jan, Chairman and Chief Executive Officer

Address for notice:
2219 W. Olive Avenue, Suite 266
Burbank, CA 91506

ACCEPTED BY ALLEZOE:

ALLEZOE MEDICAL HOLDINGS, INC., a Delaware corporation
By: /s/ Michael Gelmon
Michael Gelmon, Chairman and Chief Executive Officer

Address for notice:
1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431

SCHEDULE 1

Debts of OTS

	Principal	Accrued Interest	Total
NP-M. Holder-Debenture	463,325.15	51,486.22	514,811.37
NP-T. Franklin-Debenture	420,000.00	45,760.02	465,760.02
NP-H. Warner-Debenture	300,000.00	29,309.73	329,309.73
NP-H. White-Debenture	291,620.82	32,405.87	324,026.69
	1,474,945.97	158,961.84	1,633,907.81